Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 16, 2022 relating to the financial statements of MGM Growth Properties Operating Partnership LP, appearing as Exhibit 99.1 in the Current Report on Form 8-K of VICI Properties Inc. filed with the Securities and Exchange Commission on April 18, 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Las Vegas, Nevada

April 18, 2022